UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

SOUTHRIDGE ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51306

(Commission File Number)

98-0435537

(IRS Employer Identification No.)

3625 N. Hall Street, Suite 900, Dallas Texas 75219-5106

(Address of principal executive offices and Zip Code)

888-862-2192

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 1, 2006, we entered into an agreement with Glen D. Harder Law Corporation as a sub-contractor for our company. The agreement is effective November 1, 2006 and expires on October 31, 2007 and may renew automatically for a further one year term.

On November 1, 2006, we entered into an agreement with Alex Smid, our president and director, as a sub-contractor for our company. The agreement is effective November 1, 2006 and expires on October 31, 2007.

On January 5, 2007, we engaged Duff & Phelps LLC to provide our company with services in assisting our company with obtaining incentives for the ethanol production facility to be located in Quitman County.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 5, 2007, we gave notice to Stockwire Research Group, Inc. advising that the consulting agreement entered into on October 3, 2006 was being terminated. The effective date of the termination of the consulting agreement was January 8, 2007.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Vernon Samaroo has resigned as a director of our company effective January 8, 2007.

Our board of directors now consists of Alex Smid and Daniel Jackson.

Item 7.01	Regulation FD Disclosure

On January 10, 2007, our company issued a news release on the agreement with Duff & Phelps LLC.

Item 9.01	Financial Statements and Exhibits
10.1	Agreement dated November 1, 2006 with Glen D. Harder Law Corporation
10.2	Agreement dated November 1, 2006 with Alex Smid
10.3	Engagement Letter dated January 5, 2007 with Duff & Phelps LLC
99.1	News Release dated January 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE ENTERPRISES INC.

/s/ Alex Smid

Alex Smid

President and Director

Date:	January 12, 2007